Exhibit 99.1

Shandong Fuyuan Equipment Installation Co., Ltd.

___________________________________________

Financial Statements

December 31, 2009 and June 30, 2010 (unaudited)

___________________________________________

Shandong Fuyuan Equipment Installation Co., Ltd.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Members of
Shandong Fuyuan Equipment Installation Co., Ltd.

We have audited the accompanying balance sheet of Shandong Fuyuan Equipment Installation Co., Ltd. (the “Company”) as of December 31, 2009, and the related statement of income and comprehensive income, changes in owners’ equity and cash flows for the year ended December 31, 2009. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009, and the results of its operations and its cash flows for the year ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Bernstein and Pinchuk LLP

New York, New York
September 16, 2010

SHANDONG FUYUAN EQUIPMENT INSTALLATION CO., LTD.
BALANCE SHEETS
(Amounts in US$)

	December 31, 2009	June 30, 2010
	(Audited)	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$2,584,848	$5,524,473
Accounts receivable, net of allowance of doubtful US$46,903 and US$47,233, respectively	3,420,847	3,724,417
Due from owner	2,198,561	323,451
Other receivables	367,381	1,291,133
Total current assets	8,571,637	10,863,474

Non-current assets
Property, plant and equipment, net	20,734	90,323
Deferred tax assets	11,726	11,806
	$8,604,097	$10,965,603
LIABILITIES AND OWNERS’ EQUITY
Current liabilities
Accrued expenses and other payables	$2,183,606	$2,323,975
Income tax payable	524,100	299,142
Total current liabilities	2,707,706	2,623,117

Commitment and contingencies

OWNERS’ EQUITY
Paid in capital	2,598,617	7,004,229
Appropriated retained earnings	500,317	500,317
Unappropriated retained earnings	2,328,001	329,125
Accumulated other comprehensive income	469,456	508,815
Total owners’ equity	5,896,391	8,342,486
	$8,604,097	$10,965,603

See notes to the financial statements

SHANDONG FUYUAN EQUIPMENT INSTALLATION CO., LTD.
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Amounts in US$)

	Year ended December 31,	Six months ended June 30,
	2009	2009	2010
	(Audited)	(Unaudited)	(Unaudited)

Revenues	$10,789,810	$3,108,692	$7,880,190
Cost of goods sold	6,444,689	1,942,491	4,790,078
Gross profit	4,345,121	1,166,201	3,090,112
Operating expenses
Selling expenses	733,689	362,041	470,409
General and administrative expenses	323,389	129,965	219,671
	3,288,043	674,195	2,400,032
Other income (expenses)
Interest income	9,061	2,906	6,927
Interest expense	(42,488)	(26,938)	-
	(33,427)	(24,032)	6,927
Income before income tax expense	3,254,616	650,163	2,406,959

Income tax expense	813,654	162,541	601,740
Net income	$2,440,962	$487,622	$1,805,219

Comprehensive income:
Net income	2,440,962	487,622	1,805,219
Foreign currency translation adjustment	10,279	12,049	39,359
Comprehensive income attributable to owners	$2,451,241	$499,671	$1,844,578

See notes to the financial statements

SHANDONG FUYUAN EQUIPMENT INSTALLATION CO., LTD.
STATEMENTS OF CHANGES IN OWNERS’ EQUITY
(Amounts in US$)

				Accumulated
		Appropriated		other
	Paid in	retained	Unappropriated	comprehensive	Total owners’
	capital	earnings	retained earnings	income	equity

Balance as of January 1, 2009	$2,159,057	$256,221	$1,300,575	$459,177	$4,175,030

Capital contribution	439,560	-	-	-	439,560
Transfer to statutory reserves	-	244,096	(244,096)	-	-
Dividend distribution	-	-	(1,169,440)	-	(1,169,440)
Foreign currency translation	-	-	-	10,279	10,279
Net income	-	-	2,440,962	-	2,440,962
Balance as of December 31, 2009 (audited)	$2,598,617	$500,317	$2,328,001	$469,456	$5,896,391

Capital contribution	4,405,612	-	-	-	4,405,612
Dividend distribution	-	-	(3,804,095)	-	(3,804,095)
Foreign currency translation	-	-	-	39,359	39,359
Net income	-	-	1,805,219	-	1,805,219
Balance as of June 30, 2010 (unaudited)	$7,004,229	$500,317	$329,125	$508,815	$8,342,486

See notes to the financial statements

SHANDONG FUYUAN EQUIPMENT INSTALLATION CO., LTD.
STATEMENTS OF CASH FLOWS
(Amounts in US$)

	Year ended December	Six months ended June 30,
	2009	2010	2009
	(Audited)	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net income	$2,440,962	$1,805,219	$487,622
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expenses	7,150	4,895	3,709
Change in operating assets and liabilities:
Accounts receivable	148,672	(278,450)	832,094
Other receivables	(117,862)	(915,337)	(1,566,559)
Accrued expenses and other payables	1,099,546	124,676	1,126,142
Income tax payable	432,424	(227,066)	7,819
Net cash provided by operating activities	4,010,892	513,937	890,827

Cash flows from investing activities
Purchase of property, plant and equipment	(8,317)	(73,897)	(6,291)
Net cash used in investing activities	(8,317)	(73,897)	(6,291)

Cash flows from financing activities
Capital contribution	439,560	4,405,612	439,560
Repayments of short-term loans	(584,720)	-	-
Proceeds from/loan to stockholder	(2,197,378)	1,877,975	-
Dividends paid	(1,169,440)	(3,804,095)	(1,169,039)
Net cash provided by (used in) financing activities	(3,511,978)	2,479,492	(729,479)
Effect of foreign currency exchange rate fluctuation in cash and cash equivalents	4,440	20,093	5,907
Net changes in cash and cash equivalents	495,037	2,939,625	160,964
Cash and cash equivalents, beginning of year/period	2,089,811	2,584,848	2,089,811
Cash and cash equivalents, ending of year/ period	$2,584,848	$5,524,473	$2,250,775

Supplement cash flow information:
Cash paid during the year/period for:
Interest paid	$42,488	$-	$26,938
Income tax paid	$381,230	$828,806	$154,576

See notes to the financial statements

SHANDONG FUYUAN EQUIPMENT INSTALLATION LTD.
NOTES TO THE FINANCIAL STATEMENTS
(Amounts in US$)

1.	PRINCIPAL ACTIVITIES AND ORGANIZATION

The financial statements include the financial statements of Shandong Fuyuan Equipment Installation Co., Ltd. (the “Company” or “Fuyuan installation”)

Principal activities

Fuyuan Installation was incorporated in Jinan city, Shandong province, People’s Republic of China (“PRC”) on August 9, 2001 with registered capital of Renminbi (“RMB”) 800,000, and the registered capital increased to RMB50,160,000 as of June 30, 2010.

Fuyuan Installation is engaged in boiler installation, other boiler-related services, high pressure pipe installation and the installation of other equipment.

On July 1, 2010, Henan Desheng Boiler Installation Co., Ltd. (“Desheng Installation”) entered into an acquisition agreement (the “Acquisition Agreement”) with Mr. Shisen Zhang, one of the original owners of Fuyuan Installation and the Company. According to the Acquisition Agreement, Desheng Installation acquired 60% equity interest of the Company for cash consideration RMB63m (US$9.3m). (Note 11)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in United States. (“U.S. GAAP”).

The unaudited interim financial information as of June 30, 2009 and 2010 have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The interim financial information should be read in conjunction with the financial statements and the notes as of December 31, 2009.

(b) Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, depreciation period of property, plant and equipment, and related disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(c) Cash and cash equivalents

Cash includes not only currency on hand but demand deposits with banks or other financial institutions. Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less. No cash and cash equivalents are restricted as to withdrawal or usage.

SHANDONG FUYUAN EQUIPMENT INSTALLATION LTD.
NOTES TO THE FINANCIAL STATEMENTS
(Amounts in US$)

(d)	Accounts receivable

Accounts receivable are recognized and carried at original sales amounts less an allowance for uncollectible accounts, as needed.

Accounts receivable are reviewed periodically as to whether they are past due based on contractual terms and their carrying value has become impaired. An allowance for doubtful accounts is recorded in the period in which loss is determined to be probable based on an assessment of specific evidence indicating doubtful collection, historical experience, account balance aging and prevailing economic conditions. Accounts receivable balances are written off after all collection efforts have been exhausted. No significant account receivable balance was written off for year ended December 31, 2009 and six months ended June 30, 2009 and 2010, respectively.

A summary of customers whose outstanding amounts individually accounted for 10% or more of the Company’s accounts receivable is as follow:

	December 31, 2009	June 30, 2010
	(Audited)	(Unaudited)

Shandong Chest Hospital	20%	-
Shandong Luwei Pharmaceuticals Ltd	-	18%

(e)	Property, plant and equipment

Property, plant and equipment are stated at historical cost less accumulated depreciation and impairment. The historical cost of acquiring an item of property, plant and equipment includes the costs necessarily incurred to bring it to the condition and location necessary for its intended use. If an item of property, plant and equipment requires a period of time in which to carry out the activities necessary to bring it to that condition and location, the interest cost incurred during that period as a result of expenditures for the item is a part of the historical cost. This item is categorized as construction in progress and is not depreciated until substantially all the activities necessary to bring it to the condition and location necessary for its intended use are completed.

Depreciation of property, plant and equipment is calculated using the straight-line method (after taking into account their respective estimated residual value) over the estimated useful lives of the assets as follows.

		Residual
	Years	value

Machinery	7	5%
Motor vehicles	8	5%
Electronic equipment & furniture	5	5%

Depreciation of property, plant and equipment attributable to manufacturing activities is capitalized as part of inventories, and expensed to cost of goods sold when inventories are sold.

Expenditures for maintenance and repairs are expensed as incurred.

The gain or loss on the disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statements of income.

SHANDONG FUYUAN EQUIPMENT INSTALLATION LTD.
NOTES TO THE FINANCIAL STATEMENTS
(Amounts in US$)

(f)	Impairment of long-lived assets A

long-lived asset (asset group) classified as held for sale is measured at the lower of its carrying amount or fair value less cost to sell. A long-lived asset is not depreciated (amortized) while it is classified as held for sale. A gain or loss not previously recognized that results from the sale of a long-lived asset (asset group) are recognized at the date of sale.

A long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. An impairment loss is recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). The assessment is based on the carrying amount of the asset (asset group) at the date it is tested for recoverability, whether in use or under development. An impairment loss is measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. There were no events or changes in circumstances that necessitated a review of impairment of long-lived assets as of December 31, 2009 and June 30, 2010.

(g)	Foreign currency translation and transactions

The Company’s functional currency is RMB.

At the date a foreign currency transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction is measured initially in the functional currency of the recording entity by use of the exchange rate in effect at that date. The increase or decrease in expected functional currency cash flows upon settlement of a transaction resulting from a change in exchange rates between the functional currency and the currency in which the transaction is denominated is recognized as foreign currency transaction gain or loss that is included in determining net income for the period in which the exchange rate changes. At each balance sheet date, recorded balances that are denominated in a foreign currency are adjusted to reflect the current exchange rate.

The Company’s reporting currency is US$. Assets and liabilities are translated to the reporting currency at the current exchange rate at the balance sheet dates, and revenues and expenses are translated at the average exchange rates during the reporting periods. Translation adjustments are reported in other comprehensive income.

(h)	Commitments and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, product and environmental liability, and tax matters. In accordance with ASC Topic 450 (formerly SFAS No. 5, “Accounting for Contingencies”), the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Historically, the Company has not experienced any material service liability claims.

(i)	Appropriated retained earnings

The income of the Company is distributable to its owners after transfer to reserves as required by relevant PRC laws, regulations and the articles of association. Appropriations to the reserves are approved by the respective boards of directors.

SHANDONG FUYUAN EQUIPMENT INSTALLATION LTD.
NOTES TO THE FINANCIAL STATEMENTS
(Amounts in US$)

Reserves include statutory reserves and other reserves. Statutory reserves can be used to make good previous years’ losses, if any, and may be converted into capital in proportion to the existing equity interests of owners, provided that the balance after such conversion is not less than 25% of the registered capital. The appropriation of statutory reserve may cease to apply if the balance of the fund is equal to 50% of the entity’s registered capital. Pursuant to relevant PRC laws and articles of association of Fuyuan Installation, the appropriation to the statutory reserves is 10% of net profit after taxation of respective entity, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP might differ from those reflected in the statutory financial statements of the Company.

(j)	Revenue recognition

The Company recognizes the revenue of installation services in accordance with ASC Topic 605-35, “Construction-Type and Production-Type Contracts”, using the percentage-of-completion method. Under this method, contract revenue is computed as that percentage of estimated total revenue that costs incurred to date bear to total estimated costs, after giving effect to the most recent estimates of costs to complete. From time to time, the Company will record costs and estimated profits in excess of billings for a contract. Revisions in costs and revenue estimates are reflected in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined without regard to the percentage-of-completion.

(k)	Retirement and other postretirement benefits

Full-time employees of the Company in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require that the Company makes contributions to the government for these benefits based on certain percentages of the employees’ salaries. The Company has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were recorded in cost of goods sold or expense, were approximately US$668,155, US$238,093 and US$429,804 for year ended December 31, 2009 and six months ended June 30, 2009 and 2010, respectively.

(l)	Income tax

The Company follows ASC Topic 740 (formerly SFAS No. 109, “Accounting for Income Taxes”) which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income tax are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

(m)	Uncertain tax positions

The Company follows ASC Topic 740 (formerly Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”) prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income tax in interim periods, and income tax disclosures. The Company did not have any interest and penalties associated with tax positions and did not have any significant unrecognized uncertain tax positions as of December 31, 2009 and June 30, 2010.

SHANDONG FUYUAN EQUIPMENT INSTALLATION LTD.
NOTES TO THE FINANCIAL STATEMENTS
(Amounts in US$)

(n)	Comprehensive income

The Company follows ASC Topic 220 (formerly SFAS No. 130, “Reporting Comprehensive Income”), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC Topic 220 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. During the periods presented, the Company’s comprehensive income represents its net income and foreign currency translation adjustments.

(o)	Fair value measurements

Financial instruments include cash and cash equivalents, accounts receivable, other receivables, short-term loans, and other payables. The carrying amounts of these financial instruments approximate their fair value due to the short term maturities of these instruments.

The Company adopted ASC Topic 820-10 (formerly SFAS No. 157, “Fair Value Measurements”) on January 1, 2008 for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). ASC Topic 820-10 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The Company has not adopted ASC Topic 820-10 for non-financial assets and non-financial liabilities, as these items are not recognized at fair value on a recurring basis.

ASC Topic 820-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC Topic 820-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

SHANDONG FUYUAN EQUIPMENT INSTALLATION LTD.
NOTES TO THE FINANCIAL STATEMENTS
(Amounts in US$)

(p)	Recently issued accounting standards

FASB establishes the Accounting Standards Codification (“ASC”).

In June 2009, the FASB issued Accounting Standards Update No. 2009-01, “Generally Accepted Accounting Principles” (“ASC Topic 105”) which establishes the FASB Accounting Standards Codification (“the Codification” or “ASC”) as the official single source of authoritative U.S. GAAP. All then existing accounting standards were superseded. All other accounting guidance not included in the Codification then is considered non-authoritative. The Codification also includes all relevant Securities and Exchange Commission (“SEC”) guidance organized using the same topical structure in separate sections within the Codification.

Following the Codification, the FASB does not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it issues Accounting Standards Updates (“ASU”) which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

The Codification is not intended to change U.S. GAAP, but it changes the way U.S. GAAP is organized and presented. The Codification is effective for the Company’s financial statements and the principal impact on the financial statements is limited to disclosures as all future references to authoritative accounting literature are referenced in accordance with the Codification. In order to ease the transition to the Codification, the management is providing the Codification cross-reference alongside the references to the standards issued and adopted prior to the adoption of the Codification.

Fair Value Accounting

In April 2009, the FASB issued the following updates that provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities:

FASB Staff Position (“FSP”) FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“ASC Topic 820-10-65”). This update relates to determining fair values when there is no active market or where the price inputs being used represent distressed sales. It reaffirms the need to exercise judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive.

FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”

(“ASC topic 320-10-65”). This update applies to investments in debt securities for which other-than-temporary impairments may be recorded. If an entity’s management asserts that it does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the security before recovery of its cost basis, then an entity may separate other-than-temporary impairments into two components: 1) the amount related to credit losses (recorded in earnings) and 2) all other amounts (recorded in Other comprehensive income).

FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“ASC Topic 820-10-65”). This update requires a public traded company to disclosure about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods.

The above FSPs are effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The Group believes the adoption of the above guidance does not have a material effect on its financial statements.

SHANDONG FUYUAN EQUIPMENT INSTALLATION LTD.
NOTES TO THE FINANCIAL STATEMENTS
(Amounts in US$)

In August 2009, FASB issued ASU No. 2009-05 which amends ASC Topic 820-10, “Fair Value Measurements and Disclosures – Overall” to provide guidance on the fair value measurement of liabilities. This update requires clarification for circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1) a valuation technique that uses either the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as an asset; or 2) another valuation technique that is consistent with the principles in ASC Topic 820 such as the income and market approach to valuation. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update further clarifies that if the fair value of a liability is determined by reference to a quoted price in an active market for an identical liability, that price would be considered a Level 1 measurement in the fair value hierarchy. Similarly, if the identical liability has a quoted price when traded as an asset in an active market, it is also a Level 1 fair value measurement if no adjustments to the quoted price of the asset are required. This authoritative guidance is effective for fiscal years beginning on or after June 15, 2010. The Company does not expect the adoption of this guidance to have a material effect on its financial statements.

Other Accounting Changes

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“ASC Topic 855”), which is effective for interim or annual financial periods ending after June 15, 2009. ASC Topic 855 establishes general standards of accounting and disclosure of events that occur after the balance sheet but before financial statements are issued or are available to be issued. However, since the Group will be a public entity, management is required to evaluate subsequent events through the date that financial statements are issued and disclose the date through which subsequent events have been evaluated, as well as the date the financial statements were issued. This authoritative guidance became effective for interim or annual periods ending after June 15, 2009. The adoption of this guidance did not have a material effect on the Company’s financial statements.

In February 2010, FASB issued ASU No. 2010-09 (“ASC Topic 855”) which removes the requirement for an SEC filer to disclose a date in both issued and revised financial statements. This amendment shall be applied prospectively for interim or annual financial periods ending after June 15, 2010. The management does not believe the adoption will have a material effect on the Company’s financial statements.

In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (“ASC Topic 718”): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Earlier application is permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

The FASB issued ASU 2010-17, Revenue Recognition - Milestone Method (“ASC Topic 605”): Milestone Method of Revenue Recognition. This ASU codifies the consensus reached in EITF Issue No. 08-9, “Milestone Method of Revenue Recognition.” The amendments to the Codification provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Consideration that is contingent on achievement of a milestone in its entirety may be recognized as revenue in the period in which the milestone is achieved only if the milestone is judged to meet certain criteria to be considered substantive. Milestones should be considered substantive in their entirety and may not be bifurcated. An arrangement may contain both substantive and nonsubstantive milestones, and each milestone should be evaluated individually to determine if it is substantive.

SHANDONG FUYUAN EQUIPMENT INSTALLATION LTD.
NOTES TO THE FINANCIAL STATEMENTS
(Amounts in US$)

ASU 2010-17 is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply 2010- 17 retrospectively from the beginning of the year of adoption. Vendors may also elect to adopt the amendments in this ASU retrospectively for all prior periods. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (“ASC Topic 830”): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

(q)	Concentration of Risks

Concentration of Credit Risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable. As of December 31, 2009 and June 30, 2010, all of the Company’s cash and cash equivalents were deposited in financial institutions located in the PRC, which management believes are of high credit quality. Accounts receivable are typically unsecured and are derived from revenue earned from customers in the PRC. The risk with respect to accounts receivable is mitigated by credit evaluations the Company performs on its customers and its ongoing monitoring process of outstanding balances.

Concentration of Customers

There are no revenues from any customers which individually represent greater than 10% of the total revenues for the periods presented.

Concentration of suppliers

There are no purchases from any suppliers which individually represent greater than 10% of the total purchases for the periods presented.

Current vulnerability due to certain other concentrations

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 30 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

The Company transacts all of its business in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “PBOC”). However, the unification of the exchange rates does not imply that RMB may be readily convertible into US$ or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

SHANDONG FUYUAN EQUIPMENT INSTALLATION LTD.
NOTES TO THE FINANCIAL STATEMENTS
(Amounts in US$)

Additionally, the value of RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable consist of the following:

	December 31, 2009	June 30, 2010
	(Audited)	(Unaudited)

Accounts receivable	$3,467,750	$3,771,640
Less: allowance for doubtful accounts	(46,903)	(47,223)
	$3,420,847	$3,724,417

4.	DUE FROM OWNER

The amounts due from owner represented the short-term and non-interest bearing borrowing to the owner of the Company, Mr. Shisen Zhang. The balance had been subsequently fully settled in the second half year of 2010.

5.	OTHER RECEIVABLES

Other receivables consist of the following:

	December 31, 2009	June 30, 2010
	(Audited)	(Unaudited)

Advances to project managers	$366,699	$1,225,315
Others	682	65,818
	$367,381	$1,291,133

The advances to certain project managers were for business and project purposes, which were subsequently settled with the Company.

6.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following:

	December 31, 2009	June 30, 2010
	(Audited)	(Unaudited)

Machinery	$9,253	$9,315
Motor vehicles	6,558	80,212
Electronic equipment & furniture	48,421	49,517

Less: accumulated depreciation	(43,498)	(48,721)
	$20,734	$90,323

The Company recorded depreciation expenses of US$7,150 and US$4,895 for the year ended December 31, 2009, and the six months ended June 30, 2010, respectively.

SHANDONG FUYUAN EQUIPMENT INSTALLATION LTD.
NOTES TO THE FINANCIAL STATEMENTS
(Amounts in US$)

7.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of the end of the periods presented consist of the following:

	December 31, 2009	June 30, 2010
	(Audited)	(Unaudited)

Advance from customers	$341,014	$491,738
Payroll and welfare payable	45,418	55,966
Other taxes payable	139,073	408,331
Other payables	1,658,101	1,367,940
	$2,183,606	$2,323,975

8.	RESTRICTED NET ASSETS

As described in note 2(i), the net income of the Company is distributable only after sufficient appropriation of reserves. Amounts restricted to transfer funds to the stockholder through loans, advance, or dividends been made, include paid in capital and reserve funds of the Company as determined pursuant to the PRC accounting standards and regulations, totaling approximately US$3,098,934 and US$7,504,546 as of December 31, 2009 and June 30, 2010 respectively.

9.	TAXATION

	1)	Business Tax (“BT”)

Pursuant to the Provisional Regulation of China on BT and its implementing rules, all entities and individuals that are engaged in providing services which are not subject to value added tax in China are generally required to pay BT at a certain rate of the gross revenues from services.

Fuyuan Installation is subject to BT at tax rate of 3% for its revenues from installation services and other services.

Income tax

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to income taxes within the PRC at the applicable tax rate on the taxable income. The statutory tax rate is 25%.

Fuyuan Installation was subject to the statutory tax rate of 25% in 2009 and 2010.

SHANDONG FUYUAN EQUIPMENT INSTALLATION LTD.
NOTES TO THE FINANCIAL STATEMENTS
(Amounts in US$)

10.	COMMITMENTS AND CONTINGENCIES

The Company did not have any significant capital commitments as of December 31, 2009 and June 30, 2010.

The Company has entered into operating lease agreements for offices with annual rental fee US$7,313 and maturity on December 31, 2010. The lease commitment as of December 31, 2009 and June 30, 2010 is as follows:

	December 31, 2009	June 30, 2010
	(Audited)	(Unaudited)

Within one year	$7,313	$3,681
	$7,313	$3,681

The Company is not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have a material adverse effect on the business, financial condition or results of operations.

The Company did not record any contingencies as of December 31, 2009 and June 30, 2010.

11.	SUBSEQUENT EVENT

The Company has evaluated subsequent events through the issuance of the interim financial statements, which occurred on September 16, 2010, and identified the following subsequent events.

On July 1, 2010, Desheng Installation entered into an acquisition agreement (the “Acquisition Agreement”) with Mr. Shisen Zhang, one of the original owners of Fuyuan Installation and the Company. According to the Acquisition Agreement, Desheng Installation acquired 60% of the equity of Fuyuan Installation by contributing $0.4 million to Fuyuan Installation’s registered capital, representing 5.6% equity interest of the total registered capital, and purchasing 54.4% equity interest from a prior shareholder for $8.9 million.

The excess of the purchase price paid over the fair value of Fuyuan Installation’s assets acquired and liabilities assumed based upon a closing date of July 1, 2010. Under the purchase method of accounting, the total purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the excess of the purchase price over the fair value recorded to goodwill. The following represents the excess of the purchase price over the fair value of the net assets acquired:

Purchase price	$9,277,121
Assets acquired from Fuyuan Installation
Current assets	10,863,474
Long term assets	90,323
Identifiable intangible assets	6,958,500
-License for Boiler	5,357,611
-License for Pipe	1,274,058
-Unfinished contracts	326,831
Deferred tax assets	11,806

Liabilities assumed from Fuyuan Installation
Current liabilities	2,623,117
Deferred tax liability	1,739,625
Less: Fair value of noncontrolling interest	5,945,162

Goodwill	$1,660,922

Pursuant to the authoritative guidance on goodwill and other intangible assets, goodwill is not amortized; rather, impairment tests are performed at least annually or more frequently if circumstances indicate impairment may have occurred. If impairment exists, the goodwill is immediately written down to its fair value through a current charge to income. Accordingly, the goodwill arising from the Acquisition will be subject to an impairment test at least annually